As filed with the Securities and Exchange Commission on August 29, 1997
                                           SEC Registration No. 333-12557

                    U.S. SECURITIES AND EXCHANGE COMMISSION
                        POST EFFECTIVE AMENDMENT NO. 1 TO
                        FORM S-1 REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                               METEOR INDUSTRIES, INC.
               ------------------------------------------------------
               (Exact Name of Registrant as Specified in its Charter)

      Colorado                        5541                    84-1236619
----------------------    ----------------------------     -------------------
(State or Other Juris-    (Primary Standard Industrial     (IRS Employer Iden-
diction of Incorpora-      Classification Code Number)      tification Number)
tion)
              216 Sixteenth Street, Suite 730, Denver, Colorado 80202
                                  (303) 572-1135
           -------------------------------------------------------------
           (Address, Including Zip Code, and Telephone Number, Including
              Area Code, of Registrant's Principal Executive Offices)

                             Edward J. Names, President
              216 Sixteenth Street, Suite 730, Denver, Colorado 80202
                                  (303) 572-1135
             ---------------------------------------------------------
             (Name, Address and Telephone Number of Agent for Service)

                                  Copies to:
Jon D. Sawyer, Esq.                           William M. Prifti, Esq.
Krys Boyle Freedman Scott & Sawyer, P.C.      Lynnfield Woods Office Park
600 Seventeenth Street, Suite 2700            220 Broadway, Suite 204
South Tower                                   Lynnfield, Massachusetts 01940
Denver, Colorado  80202                       (617) 593-4525
(303) 893-2300
____________________________________________________________________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. _X_
_____________________________________________________________________________

                                  PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses of the offering, all of which are to be borne by the Registrant, are as follows:

      SEC Filing Fee . . . . . . . . . . . . . . . . . . . . . $  2,950
      AMEX Initial Listing Fees. . . . . . . . . . . . . . . .   32,500
      NASD Filing Fee. . . . . . . . . . . . . . . . . . . . .    1,355
      Underwriter's Non-Accountable Expense Allowance. . . . .   91,800
      Printing Expenses. . . . . . . . . . . . . . . . . . . .   25,000
      Accounting Fees and Expenses . . . . . . . . . . . . . .   40,000
      Legal Fees and Expenses. . . . . . . . . . . . . . . . .   40,000
      Registrar and Transfer Agent Fees. . . . . . . . . . . .    1,000
      Miscellaneous. . . . . . . . . . . . . . . . . . . . . .    4,395

           Total . . . . . . . . . . . . . . . . . . . . . . . $239,000

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, Director or Officer of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

     As permitted by Colorado law, the Company's Articles of Incorporation provide that the Company will indemnify its directors and officers against expenses and liabilities they incur to defend, settle, or satisfy any civil or criminal action brought against them on account of their being or having been Company directors or officers unless, in any such action, they are adjudged to have acted with gross negligence or willful misconduct. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

       Pursuant to the provisions of the Colorado Business Corporation Act, the Company's Articles of Incorporation exclude personal liability for its directors for monetary damages based upon any violation of their fiduciary duties as directors, except as to liability for any breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, acts in violation of Section 7-108-403 of the Colorado Business Corporation Act, or any transactions from which a director receives an improper personal benefit.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

     During its past three fiscal years, the Company issued securities which were not registered under the Securities Act of 1933, as amended (the "Act"), as follows. The numbers of shares of Common Stock stated give retroactive effect to an 8% stock dividend which was effected in June 1995.

     During the period from April 15, 1993 through August 16, 1993, the Company issued 635,000 shares of its Common Stock to 27 persons who were officers, directors and sophisticated investors (includes the conversion of Series A Preferred Stock into Common Stock) as follows:

                                                       Amount and Type
               Name              Number of Shares     of Consideration
     Edward J. Names<FN1>           325,000            $12,500 Cash
                                                       $   300 Services

     Dennis R. Staal<FN2>           105,000            $17,000 Cash
                                                       $   300 Services

     Almo Industries                 50,000            $ 6,250 Cash
                                                       $   300 Services

     John D. Bellino                  2,000            $ 2,000 Cash
     John E. Bradley                  2,000            $ 2,000 Cash
     Richard B. Cutforth              5,000            $ 5,000 Cash
     Michael J. Derrick               2,500            $ 2,500 Cash
     Donald A. French                 5,000            $ 5,000 Cash
     Geraldine Gibson                 3,000            $ 3,000 Cash
     John A. Gould                    5,000            $ 5,000 Cash
     Gerald M. Greenberg             10,000            $10,000 Cash
     H. Wayne Hoover                  2,500            $ 2,500 Cash
     Kim E. Hensley                  30,000            $30,000 Cash
     C. Thomas Houseman               5,000            $ 5,000 Cash
     Lear 171 Inc.                   10,000            $10,000 Cash
     James L. Lewis                   2,500            $ 2,500 Cash
     Phil & Barbara Minnis           10,000            $10,000 Cash
     C.L. Nordstrom                   5,000            $ 5,000 Cash
     Sandra L. Schlueter              3,000            $ 3,000 Cash
     Michael Skurich                  5,000            $ 5,000 Cash
     ENS Family Partnership          10,000            $10,000 Cash
     John & Dinah Sullivan, TTEE     10,000            $10,000 Cash
     TBT Family Partners, Ltd.        5,000            $ 5,000 Cash
     Gary R. Tice                     5,000            $ 5,000 Cash
     Daniel J. Vogl                   5,000            $ 5,000 Cash
     Pamela J. Wilkinson              2,500            $ 2,500 Cash
     ITEN                            10,000            $10,000 Cash

<FN1>
Includes shares issued to Mr. Names' wife.
<FN2>
Includes shares issued to a corporation controlled by Mr. Staal.

     In connection with these issuances, the Company relied on Section 4(2) of the Securities Act of 1933, as amended. The shares were offered for investment only and not for the purpose of resale or distribution, and the transfer thereof was appropriately restricted by the Company.

     During January 1994, the Company sold 200,000 shares of Common Stock for an aggregate of $1,000,000 in cash. The Company paid a commission of $100,000 to VTR Capital, Inc. for its services as underwriter, and issued it Underwriter's Warrants to purchase 30,250 shares of the Company's Common Stock. In March 1996, the Company renegotiated the terms of the Underwriter's Warrants to reduce the exercise price and reduce the number of shares issuable to 17,000.

     With respect to these sales, the Company relied on Section 3(b) of the Securities Act of 1933, as amended, and Regulation A promulgated thereunder. Each investor was given a copy of an Offering Circular containing complete information concerning the Company, an Offering Statement on Form 1-A was filed with the SEC and the Company complied with the other applicable requirements of Regulation A.

     In June 1995, the Company sold 396,360 shares of its Common Stock to four sophisticated investors for an aggregate of $734,000 in cash as follows:

                                                          Amount and Type
              Name                Number of Shares       of Consideration
     ----------------------       ----------------       ----------------
     Capco Resources, Inc.*            378,000           $700,000 in cash
     C. Thomas Houseman                  2,160           $  4,000 in cash
     Charles R. Gwirtsman               10,800           $ 20,000 in cash
     Sawyer Family Partners              5,400           $ 10,000 in cash
     __________________

* The shares sold to Capco Resources, Inc. were subsequently resold to Adres Chaudhary.

     Also in June 1995, the Company issued 5,803 shares of its Common Stock to employees of its Graves subsidiary under Graves' 401(k) plan. The shares issued were valued at $4.63 per share.

     In October 1995, the Company sold 7,000 shares of its Common Stock to two sophisticated investors for the consideration set forth as follows:

                                                          Amount and Type
              Name                Number of Shares       of Consideration

      C. Thomas Houseman               2,000             $4,000 in cash

      Paul Greaves                     5,000             $6,000 in cash and
                                                         $4,000 in services

     In connection with the issuances made in June and October 1995, the Company relied on Section 4(2) of the Securities Act of 1933, as amended. The shares were offered for investment only and not for the purpose of resale or distribution, and the transfer thereof was appropriately restricted by the Company.

     In November 1995, the Company issued 1,745,000 shares of its Common Stock in exchange for all of the outstanding stock of Capco Resources, Inc., a Delaware corporation. The shares of the Company's Common Stock issued in this transaction were issued to a U.S. subsidiary of Capco Resources Ltd., an Alberta corporation, which is listed on the Alberta Stock Exchange.

     In connection with this issuance, the Company relied on Section 4(2) of the Securities Act of 1933, as amended. The shares were offered for investment only and not for the purpose of resale or distribution, and the transfer thereof was appropriately restricted by the Company.

     In May and June 1996, the Company sold shares of the Company's Common Stock to 21 accredited investors and 3 unaccredited investors in a private offering. A total of 270,000 shares of Common Stock were sold in this offering for an aggregate of $704,700 in cash. The Company paid no commissions in connection with this offering.

    In February and March of 1997, the Company sold shares and warrants to purchase the Company's Common Stock to 16 accredited investors in a private offering. A Total of 130,000 shares of Common Stock and 130,000 warrants were sold in this offering for an aggregate of $520,000 in cash. The Company paid no commissions in connection with this offering. Each warrant allows the holder to purchase one share of Common Stock at $5.00 per share from March 28, 1998 until March 27, 1999.

     With respect to these sales, the Company relied on Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder. Each investor was given a copy of a Private Placement Memorandum containing information concerning the Registrant, a Form D was filed with the SEC and the Company complied with the other applicable requirements of Rule
506. Each investor signed a subscription agreement in which he represented that he was purchasing the shares for investment only and not for the purpose of resale or distribution. The appropriate restrictive legends were placed on the certificates and stop transfer instructions were issued to the transfer agent.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) The following Exhibits are filed as part of this Registration Statement pursuant to Item 601 of Regulation S-K:

 Exhibit
Sequential
   No.      Description                        Location

  1.1       Form of Underwriting Agreement     Included with Amendment No. 2

  1.2       Form of Selected Dealers Agree-    Included with Amendment No. 2
            ment

  1.3       Form of Agreement Among Under-     Included with Amendment No. 2
            writers

  3.1       Articles of Incorporation,         Incorporated by reference
            as amended                         to Exhibit 2.1 to Regis-
                                               trant's Form 1-A Offering
                                               Statement (SEC File No.
                                               24D-3802 SML)

  3.2       Bylaws                             Incorporated by reference
                                               to Exhibit 2.2 to Regis-
                                               trant's Form 1-A Offering
                                               Statement (SEC File No.
                                               24D-3802 SML)

  4.1       Warrant Agreement with             Filed herewith electroncially
            American Securities Transfer
            & Trust, Inc., as signed

  4.2       Form of Representative's Warrant   Included with Amendment No. 2


  5         Opinion of Krys Boyle Freedman     Included with Amendment No. 2
            Scott & Sawyer, P.C.

 10.1       Stock Option Plan                  Incorporated by reference
                                               to Exhibit 6.1 to Regis-
                                               trant's Form 1-A Offering
                                               Statement (SEC File No.
                                               24D-3802 SML)

 10.2       Stock Purchase Agreement           Incorporated by reference
            among Registrant, Graves           to Exhibit 6.2 to Regis-
            Oil & Butane Co., Inc. and         trant's Form 1-A Offering
            Theron J. Graves dated             Statement (SEC File No.
            June 23, 1993, Amendment           24D-3802 SML)
            dated August 23, 1993, and
            Closing Memorandum dated
            September 28, 1993

 10.3       $2,350,000 Promissory Note         Incorporated by reference
            Payable to Theron J. Graves        to Exhibit 6.3 to Regis-
            and Security Agreement             trant's Form 1-A Offering
                                               Statement (SEC File No.
                                               24D-3802 SML)

 10.4       Notes Receivable ($550,000         Incorporated by reference
            and $100,000) from Theron J.       to Exhibit 6.4 to Regis-
            Graves                             trant's Form 1-A Offering
                                               Statement (SEC File No.
                                               24D-3802 SML)

 10.5       Registration Agreement re-         Incorporated by reference
            garding Subsidiary's Pre-          to Exhibit 6.5 to Regis-
            ferred Stock                       trant's Form 1-A Offering
                                               Statement (SEC File No.
                                               24D-3802 SML)

 10.6       Security Agreement regarding       Incorporated by reference
            Subsidiary's Preferred Stock       to Exhibit 6.6 to Regis-
                                               trant's Form 1-A Offering
                                               Statement (SEC File No.
                                               24D-3802 SML)

 10.7       Consulting Agreement with          Incorporated by reference
            Theron J. Graves                   to Exhibit 6.7 to Regis-
                                               trant's Form 1-A Offering
                                               Statement (SEC File No.
                                               24D-3802 SML)

 10.8       Lease regarding corporate          Incorporated by reference
            Offices and storage yard           to Exhibit 6.11 to Regis-
                                               trant's Form 1-A Offering
                                               Statement (SEC File No.
                                               24D-3802 SML)

 10.9       Lease regarding Albuquerque        Incorporated by reference
            warehouse                          to Exhibit 6.12 to Regis-
                                               trant's Form 1-A Offering
                                               Statement (SEC File No.
                                               24D-3802 SML)

 10.10      Lease regarding East Main          Incorporated by reference
            Properties                         to Exhibit 6.13 to Regis-
                                               trant's Form 1-A Offering
                                               Statement (SEC File No.
                                               24D-3802 SML)

 10.11       Norwest Credit and Security       Incorporated by reference
             Agreement                         to Exhibit 6.14 to Regis-
                                               trant's Form 1-A Offering
                                               Statement (SEC File No.
                                               24D-3802 SML)

 10.12       $4,000,000 Note Payable to        Incorporated by reference
             Norwest (partially drawn upon)    to Exhibit 6.15 to Regis-
                                               trant's Form 1-A Offering
                                               Statement (SEC File No.
                                               24D-3802 SML)

 10.13       Meteor Corporate Guarantee        Incorporated by reference
             as regarding Norwest              to Exhibit 6.16 to Regis-
                                               trant's Form 1-A Offering
                                               Statement (SEC File No.
                                               24D-3802 SML)

 10.14       Employment Agreement with         Incorporated by reference
             Edward J. Names                   to Exhibit 6.17 to Regis-
                                               trant's Form 1-A Offering
                                               Statement (SEC File No.
                                               24D-3802 SML)

 10.15       Leases regarding Cortez           Incorporated by reference
             truck stop                        to Exhibit 6.18 to Regis-
                                               trant's Form 1-A Offering
                                               Statement (SEC File No.
                                               24D-3802 SML)

 10.16       Agreement between the             Incorporated by reference
             Registrant and Hillger Oil        to Exhibit 10.16 to Regis-
             Co., Inc.                         trant's Registration State-
                                               ment on Form 10 (SEC File
                                               No. 0-27968)

 10.17       Lease Agreement between           Incorporated by reference
             Hillger Oil Co., Inc. and         to Exhibit 10.17 to Regis-
             Hillco, Inc.                      trant's Registration State-
                                               ment on Form 10 (SEC File
                                               No. 0-27968)

 10.18       Credit and Security Agree-        Incorporated by reference
             ment between Hillger Oil          to Exhibit 10.18 to Regis-
             Co., Inc. and Norwest             trant's Registration State-
             Business Credit, Inc.             ment on Form 10 (SEC File
                                               No. 0-27968)

 10.19       Project Development and           Incorporated by reference
             Shareholders' Agreement           to Exhibit 10.19 to Regis-
             for Pakistan Power Project        trant's Registration State-
                                               ment on Form 10 (SEC File
                                               No. 0-27968)

 10.20       Amended and Restated Share        Incorporated by reference
             Exchange and Reorganization       to Exhibit 10.20 to Regis-
             Agreement                         trant's Registration State-
                                               ment on Form 10 (SEC File
                                               No. 0-27968)

 10.21       Amendment to Employment           Incorporated by reference
             Agreement with Edward J.          to Exhibit 10.21 to Regis-
             Names                             trant's Registration State-
                                               ment on Form 10 (SEC File
                                               No. 0-27968)

 10.22       Amended and Restated              Incorporated by reference
             Promissory Note from Saba         to Exhibit 10.22 to Regis-
             Petroleum Company to Capco        trant's Registration State-
             Resources, Inc.                   ment on Form 10 (SEC File
                                               No. 0-27968)

 10.23       Amendment to Project              Incorporated by reference
             Development and Shareholders'     to Exhibit 10.23 to Regis-
             Agreement for Pakistan Power      trant's Registration State-
             Project                           ment on Form 10 (SEC file
                                               No. 0-27968)

 10.24       Agreement between Capco           Incorporated by reference
             Resources, Inc. and Saba          to Exhibit 10.24 to Regis-
             Petroleum Company dated           trant's Registration State-
             April 24, 1996                    ment on Form 10 (SEC File
                                               No. 0-27968)

 10.25       Amended and Restated Agree-       Included in initial filing
             ment between Capco Resources,
             Inc. and Saba Petroleum
             Company dated August 1, 1996

 10.26       Employment Agreement between      Included with Amendment No. 1
             Pyramid Stores, Inc. and Paul
             W. Greaves

 10.27       1997 Incentive Plan               Incorporated by reference to
                                               Exhibit 10.23 to Registrant's
                                               Form 10-K for the year ended
                                               December 31, 1996 (SEC File No.
                                               0-27968)

 10.28       Second Amended and Restated       Incorporated by reference to
             Agreement between Meteor          Exhibit 10.24 to Registrant's
             Industries, Inc., Capco           Form 10-K for the year ended
             Resources, Inc. and Saba          December 31, 1996(SEC File No.
             Petroleum Company                 0-27968)

 10.29       Shareholder's Agreement among     Incorporated by reference to
             Cogen Technologies Saba Capital   Exhibit 10.25 to Registrant's
             Company, LLC, Capco Resources,    Form 10-K for the year ended
             Inc., et al                       December 31, 1996(SEC File No.
                                               0-27968)

 10.30       Letter Agreement with Western     Incorporated by reference to
             Energy Resources Limited          Exhibit 10.26 to Registrant's
                                               Form 10-K for the year ended
                                               December 31, 1996(SEC File No.
                                               0-27968)

 10.31       Letter Agreement between Meteor   Incorporated by reference to
             Industries, Inc. and Capco        Exhibit 10.27 to Registrant's
             Resources, Ltd. dated April       Form 10-K for the year ended
             23, 1996                          December 31, 1996(SEC File No.
                                               0-27968)

 11          Computation of per Share          Incorporated by reference to
             earnings of Common Stock          Exhibit 11 to Registrant's
                                               Form 10-K for the year ended
                                               December 31, 1996(SEC File No.
                                               0-27968)

 21          Subsidiaries of the               Incorporated by reference to
             Registrant                        Exhibit 21 to Registrant's
                                               Form 10-K for the year ended
                                               December 31, 1996(SEC File No.
                                               0-27968)

 23.1        Consent of Krys Boyle             Included with Amendment No. 3
             Freedman Scott & Sawyer, PC

 23.2        Consent of Coopers & Lybrand      Included with Amendment No. 3
             L.L.P.

 23.3        Consent of Squire & Woodward      Included with Amendment No. 3
             P.C.

 23.4        Consent of Price Waterhouse       Included with Amendment No. 3


All financial statement schedules have been omitted, as the required information is inapplicable or the information is presented in the financial statements or the notes thereto.

ITEM 17.  UNDERTAKINGS.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, Officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, Officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes:

     (1) For purpose of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement.

     (4) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Denver, State of Colorado, on the 29th day of August 1997.

                                       METEOR INDUSTRIES, INC.

                                       By/s/ Ilyas Chaudhary
                                          Ilyas Chaudhary,
                                          Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

           Signature                     Title                    Date

/s/ Ilyas Chaudhary                   Chairman, Chief        August 29, 1997
Ilyas Chaudhary                       Executive Officer
                                      and Director

/s/ Edward J. Names                   President and          August 29, 1997
Edward J. Names                       Director

/s/ Dennis R. Staal                   Secretary, Treasurer   August 29, 1997
Dennis R. Staal                       (Principal Financial
                                      and Accounting Officer)
                                      and Director

/s/ Rafiq Sayed                       Director               August 29, 1997
Rafiq Sayed

/s/ Irwin W. Kaufman                      Director               August 29, 1997
Irwin W. Kaufman